--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                     POST-EFFECTIVE AMENDMENT NO. 1 TO THE

                             FORM S-8 AND FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MID OCEAN LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CAYMAN ISLANDS                                       NOT APPLICABLE
           (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
        OF INCORPORATION OR ORGANIZATION)

                                 RICHMOND HOUSE
                              12 PAR-LA-VILLE ROAD
                            HAMILTON HM 08, BERMUDA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 1993 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                 JOHN M. WADSON
                               MID OCEAN LIMITED
                           C/O CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (441) 292-1358
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                              IMMANUEL KOHN, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
                                                               PROPOSED        MAXIMUM
                                                               MAXIMUM        AGGREGATE       AMOUNT OF
          TITLE OF SECURITIES               AMOUNT TO BE    OFFERING PRICE     OFFERING      REGISTRATION
            TO BE REGISTERED               REGISTERED (1)    PER SHARE(2)      PRICE(2)         FEE(1)
-----------------------------------------------------------------------------------------------------------
Class A Ordinary Shares, par value $.20
  per share.............................  2,250,000 shares     $50.375       $37,781,250      $11,448.87
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) 1,500,000 shares previously registered in the Company's registration statement, Registration No. 33-78626, filed with Securities and Exchange Commission on May 5, 1994, with an amount of $14,418.10 paid at that time.

(2) Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the market value of the Registrant's Ordinary Shares. The market value of the Registrant's Ordinary Shares was computed by taking the average of the high and low sale prices reported for the Ordinary Shares on the New York Stock Exchange on February 4, 1997, which was $50.375 per share.
--------------------------------------------------------------------------------
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

                               MID OCEAN LIMITED

CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY
                                   FORM S-3.

                    FORM S-3 ITEM                             LOCATION IN PROSPECTUS
      ------------------------------------------    ------------------------------------------
  1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus....    Front Cover Page
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................    Inside Front Cover Page
  3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges........    The Company, Risk Factors
  4.  Use of Proceeds...........................    Not Applicable
  5.  Determination of Offering Price...........    Not Applicable
  6.  Dilution..................................    Not Applicable
  7.  Selling Security Holders..................    Selling Shareholders
  8.  Plan of Distribution......................    Plan of Distribution
  9.  Description of Securities to be
      Registered................................    Description of Securities
 10.  Interests of Named Experts and Counsel....    Legal Matters
 11.  Material Changes..........................    Not Applicable
 12.  Incorporation of Certain Information by
      Reference.................................    Incorporation of Certain Documents by
                                                    Reference

                                2,250,000 SHARES

                               MID OCEAN LIMITED
                            CLASS A ORDINARY SHARES
                          (PAR VALUE $0.20 PER SHARE)

                               MID OCEAN LIMITED
                 1993 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                            ------------------------

     This Prospectus relates to the offer and sale of up to an aggregate of 2,250,000 Class A Ordinary Shares, par value $0.20 per share (the "Ordinary Shares"), of Mid Ocean Limited (the "Company"), representing Ordinary Shares which are or may become issuable upon exercise of stock options, or awards of Ordinary Shares, previously granted or which may be granted in the future by the Company under its 1993 Long Term Incentive and Share Award Plan.
                            ------------------------

SEE "RISK FACTORS" ON PAGE 2 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE ORDINARY SHARES.
                            ------------------------

     The Ordinary Shares offered hereby may be offered for sale by the Selling Shareholders from time to time, on the New York Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. All costs, expenses and fees incurred in connection with the registration of the Ordinary Shares are being borne by the Company, but all selling and other expenses (including brokers' commissions, concessions or discounts) incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale by the Selling Shareholders of Shares made hereunder.

     The Selling Shareholders and brokers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Shareholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions under the Securities Act.

     The Company's Ordinary Shares are listed on the New York Stock Exchange under the symbol MOC. The last reported sale price of the Ordinary Shares on the New York Stock Exchange on February 4, 1997 was $50.375 per share.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
             EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is February 5, 1997.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Earlier Registration Statement........................................................    2
Available Information.................................................................    2
The Company...........................................................................    2
Risk Factors..........................................................................    2
Description of Securities.............................................................    3
Selling Shareholders..................................................................    3
Plan of Distribution..................................................................    3
Incorporation of Certain Documents by Reference.......................................    3
Legal Matters.........................................................................    3
Experts...............................................................................    3
Indemnification of Directors and Officers.............................................    4

                            ------------------------

                         EARLIER REGISTRATION STATEMENT

     The contents of the Company's registration statement, Registration No. 33-78626, filed with Securities and Exchange Commission (the "Commission") on May 5, 1994, are incorporated by reference as if fully set forth herein.
                            ------------------------

                             AVAILABLE INFORMATION

     The contents of the section entitled "Available Information" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are
incorporated by reference as if fully set forth herein.
                            ------------------------

                                  THE COMPANY

     The contents of the section entitled "The Company" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.
                            ------------------------

                                  RISK FACTORS

     The Company's Annual Report on Form 10-K for the year ended October 31, 1996; and the section entitled "Risk Factors" of the Company's registration statement on Form S-3, filed with the Commission on September 21, 1995 (Registration No. 33-95458), are each incorporated by reference as if fully set forth herein.

                           DESCRIPTION OF SECURITIES

     The contents of the section entitled "Description of Securities" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                              SELLING SHAREHOLDERS

     The contents of the section entitled "Selling Shareholders" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                              PLAN OF DISTRIBUTION

     The contents of the section entitled "Plan of Distribution" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Commission (File No. 0-22118), are incorporated in this Prospectus by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996.

          (b) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A dated July 21, 1993, pursuant to Section 12 of the Exchange Act.

          (c) The Company's registration statement on Form S-3, filed with the Commission on September 21, 1995 (Registration No. 33-95458).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Mid Ocean Limited, Richmond House, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attention: Mr. John M. Wadson, Vice President, Treasurer and Secretary, (441) 292-1358.

                                 LEGAL MATTERS

     The contents of the section entitled "Legal Matters" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                                    EXPERTS

     The contents of the section entitled "Experts" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The contents of the section entitled "Indemnification of Directors and Officers" in the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as if fully set forth herein.

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission (File No. 0-22118), are incorporated in this prospectus by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996.

          (b) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A dated July 21, 1993, pursuant to Section 12 of the Exchange Act.

          (c) The Company's registration statement on Form S-3, filed with the Commission on September 21, 1995 (Registration No. 33-95458).

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The contents of the description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A dated July 21, 1993, pursuant to Section 12 of the Exchange Act, are incorporated by reference as set forth fully herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The contents of Part II Item 5 of the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as set forth fully herein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The contents of Part II Item 6 of the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as set forth fully herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The contents of Part II Item 7 of the Company's registration statement, Registration No. 33-78626, filed with the Securities and Exchange Commission on May 5, 1994, are incorporated by reference as set forth fully herein. Further, exemption from registration is claimed under Section 4(2) of the Act for the grants of options to purchase 87,030 Ordinary Shares to three officers and employees of the Registrant and its subsidiaries.

ITEM 8.  EXHIBITS.

   4.1 -    Form of Ordinary Share Certificate, incorporated by reference to Exhibit 4.1 to
            Registration Statement on Form S-1 (No. 33-63298)
   5.1 -    Opinion of Maples & Calder
  23.1 -    Consent of KPMG Peat Marwick, Bermuda, Independent Public Accountants
  23.2 -    Consent of Maples and Calder -- contained in the opinion filed as Exhibit 5.1
  24.1 -    Powers of Attorney, incorporated by reference to Exhibit 24.1 to Registration
            Statement on Form S-8 (No. 33-78626)

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 of section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on February 5, 1997.

                                          MID OCEAN LIMITED

                                          By        /s/ John M. Wadson
                                            ------------------------------------
                                                       John M. Wadson
                                               Vice President, Treasurer and
                                                          Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                 TITLE                       DATE
------------------------------------------   -------------------------------   ------------------

                    *                        Director and Chairman of the        February 5, 1997
------------------------------------------     Board of Directors
         Robert J. Newhouse, Jr.

                    *                        President, Chief Executive          February 5, 1997
------------------------------------------     Officer and Director
             Michael A. Butt                   (Principal Executive Officer)

                    *                        Senior Vice President and Chief     February 5, 1997
------------------------------------------     Financial and Administrative
             Charles F. Hays                   Officer (Principal Financial
                                               Officer)

            /s/ John M. Wadson               Vice President, Treasurer, and      February 5, 1997
------------------------------------------     Secretary (Chief Accounting
              John M. Wadson                   Officer)

                    *                        Director                            February 5, 1997
------------------------------------------
             Frank J. Borelli

                                             Director
------------------------------------------
             Sir Brian Corby

                                             Director
------------------------------------------
             Geoffrey Elliott

                                             Director
------------------------------------------
         Michael P. Esposito, Jr.

                    *                        Director                            February 5, 1997
------------------------------------------
            Robert R. Glauber

                                             Director
------------------------------------------
             Henry U. Harder

                SIGNATURE                                 TITLE                       DATE
------------------------------------------   -------------------------------   ------------------

------------------------------------------   Director
              Paul Jeanbart

                    *                        Director                            February 5, 1997
------------------------------------------
            Roberto G. Mendoza

                    *                        Director                            February 5, 1997
------------------------------------------
             Brian M. O'Hara

                    *                        Director                            February 5, 1997
------------------------------------------
             John M. Pasquesi

                    *                        Director                            February 5, 1997
------------------------------------------
             Henry H. Peters

                    *                        Director                            February 5, 1997
------------------------------------------
             Jeffrey S. Tabak

                                             Director
------------------------------------------
              Frank J. Tasco

          *By /s/ John M. Wadson
------------------------------------------
             John M. Wadson,
             Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT
SEQUENTIAL
   NO.                                        DESCRIPTION                               PAGE NUMBER
----------        --------------------------------------------------------------------  -----------
    4.1       --  Form of Ordinary Share Certificate, incorporated by reference to
                  Exhibit 4.1 to Registration Statement on Form S-1 (No. 33-63298)
    5.1       --  Opinion of Maples & Calder
   23.1       --  Consent of KPMG Peat Marwick, Bermuda
   23.2       --  Consent of Maples & Calder -- contained in the opinion filed as
                  Exhibit 5.1
   24.1       --  Powers of Attorney, incorporated by reference to Exhibit 24.1 to
                  Registration Statement on Form S-8 (No. 33-78626)